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                                                                   EXHIBIT 10.28






                                   AGREEMENT


         This agreement is concluded by and between the National Joint Stock Company "Kazakhtelecom" ("Kazakhtelecom"), and Joint Venture BECET International, a Closed-type Joint Stock Company under the laws of the Republic of Kazakhstan ("BECET") and shall proceed and supersede the Agreement between the Ministry of Communications of the Republic of Kazakhstan and BECET International, dated February 4, 1994.

                                   ARTICLE 1
                            Subject of the Agreement

         Kazakhtelecom and BECET have hereby agreed on the interconnection of the cellular network ("CN"), to be created by BECET with the public switched telephone network ("PSTN") and on mutual settlement for incoming and outgoing calls and rates of such settlements and on certain additional matters relating to License No. 61 issued by the Ministry of Communications of the Republic of Kazakhstan to BECET on February 4, 1994 ("License").

                                   ARTICLE 2
                           Interconnection with PSTN

         In accordance with the Joint Venture agreement dated December 13, 1993, the interconnection of BECET's CN with the PSTN shall be free of charge, as a portion of the Kazakhstan party's contribution to the Joint Venture.

                                   ARTICLE 3
                                     Rates

         Section 3.1. BECET shall pay to the PSTN operators for carriage and termination of intracity calls from the CN the lowest rate charged by Kazakhtelecom for such business calls.

         Section 3.2. BECET shall pay to the PSTN operators for carriage and termination of intercity (intra- and inter-oblast') calls from the CN the rate charged by Kazakhtelecom for intercity business calls, less a discount equal to the greater of (i) 1/2 (one half) of the difference between the lowest rate charged by Kazakhtelecom for intercity business calls and the lowest rate charged by Kazakhtelecom for intercity calls by individuals or (ii) 20% (twenty percent).

         Section 3.3. BECET shall pay to the PSTN operators for carriage and termination of the international calls from the CN the rate charged by Kazakhtelecom for international business calls, less a discount equal to the greater of (i) 1/2 (one-half) of the difference between the lowest rate charged by Kazakhtelecom for international business calls and the lowest rate charged by Kazakhtelecom for international calls by individuals of (ii) 15% (fifteen percent).
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         Section 3.4.  BECET shall withhold from its payments to the PSTN operators a reasonable percentage (from 5 to 7%) to be agreed, on a basis consistent with international practice, for billing and collecting services.

         Section 3.5. BECET shall inform the operators of PSTN connected to BECET's CN of the rates to be charged by such operators for calls from PSTNs to the CN. Such operators shall bill, collect and deliver to BECET the payment received for such calls terminating on the CN less a reasonable portion thereof to cover the costs of billing and collection of such call charges.

         Section 3.6. With respect to Section 5.4.1. of the License ("Interconnection with the PSTN"), the parties agree that any changes to the rates in effect in Kazakhstan shall not affect the formulas set forth in article 3 of this agreement, and that payments to the PSTN operators shall continue to be made according to the formulas set forth above.

                                   ARTICLE 4

         BECET shall establish the rates for all services provided over the CN, without the prior approval of Kazakhtelecom.

                                   ARTICLE 5

         Section 5.1.1. (e) of the License ("Scope of the License") provides that the Grantee may lease or resell certain excess capacity, with approval by Kazakhtelecom. The parties thereby understand that Kazakhtelecom shall have an opportunity to recommend to Grantee possible or preferable lessees or purchasers of such excess capacity, without otherwise limiting the Grantee's right to lease or sell excess capacity.

                                   ARTICLE 6

         The parties understand that if the Grantee exercises its right of first refusal in accordance with Section 5.1.3. of the License, Kazakhtelecom shall issue such license to Grantee and not to any other person; but that nothing shall preclude Kazakhtelecom from deciding to issue more than one license at the same time for the same activity, in which case the Grantee's right of first refusal shall apply to only one such license.

                                   ARTICLE 7

         The term of this agreement shall be the term of the License, including possible extension after the expiration of the initial term of the License. Disputes hereunder shall be resolved in the manner set forth in the License.

         This agreement is concluded on this 28 day of February, 1996 in five original counterparts, in both English and Russian.
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                         LEGAL ADDRESSES OF THE PARTIES

1. The National JSC Kazaktelecom: 86 Abylay Khan Av., 480091 Almaty, Kazakhstan Settlement account #425002 in Kazpochtabank, Almaty, code 953, Registration Number of the Taxpayer 600700017446.

2. The JSC BECET International: 9 Zhurgenev St., 480002 Almaty, Settlement account #8467286 in the JS Bank Kazkommertsbank, code 724.

For the National JSC "Kazakhtelecom":


s/s YERZHAN K. SAGYNDYKOV
--------------------------------
Yerzhan K. Sagyndykov
President


For the JSC "BECET International"


s/s ROBERT SMITH
--------------------------------
Robert Smith
Chairman of the Board